Exhibit 99.1

NOVATEL WIRELESS ANNOUNCES $25 MILLION SHARE REPURCHASE PROGRAM

SAN DIEGO, CA — March 6, 2008 — Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless broadband access solutions, today announced that its board of directors approved a share repurchase program that authorizes the Company to purchase up to $25 million in the aggregate of the Company’s common stock through September 5, 2008, as market and business conditions warrant.

“We believe the current share price does not reflect the Company’s long-term growth prospects, and we intend to be aggressive in executing this program. This action underscores our confidence in our business and our continued commitment to maximizing value for our shareholders,” said Peter Leparulo, executive chairman of Novatel Wireless. “Given the Company’s financial strength and cash generation, we believe this share repurchase program is both timely and appropriate as part of the Company’s overall capital allocation strategy. We will also consider additional repurchase plans in the future, dependent on market conditions.”

The stock purchases may be made from time to time on the open market in compliance with applicable state and federal securities laws. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability. Repurchases of common stock may also be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Novatel Wireless Announces $25 Million Share Repurchase Program

About Novatel Wireless

Novatel Wireless, Inc. is revolutionizing wireless communications. The Company is a leader in the design and development of innovative wireless broadband access solutions based on 3G WCDMA (HSDPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ Merlin TM PC Cards and ExpressCards, Expedite® Embedded Modules, MobiLink TM Communications Software Suite, Ovation TM Fixed Mobile Convergence Products and Conversa TM Software Suite enable high-speed wireless Internet access. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLG)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements.

These factors, as well as other factors detailed from time to time in the Company’s SEC reports and filings (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

©2007 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation and Conversa are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

For more information, contact:

Contacts:

Julie Cunningham

Vice President, IR & Communications

(858) 431-3711

ir@nvtl.com

or

Mike Bishop

The Blueshirt Group

(415) 217-4968

mike@blueshirtgroup.com